                               TERMINAL AGREEMENT
                             AGREEMENT NUMBER 14-503


THIS AGREEMENT MADE AND ENTERED INTO AS OF THE 1ST day of February, 2002, by and between WESTWAY TERMINAL COMPANY INC., having its principal administrative offices in New Orleans, Louisiana (hereinafter known as WESTWAY), and SOUTH DAKOTA SOYBEAN PROCESSORS, a Corporation with headquarters in Volga, South Dakota, (hereinafter known as CUSTOMER).

WITNESSETH:

WHEREAS, WESTWAY TERMINAL COMPANY INC., a Delaware Corporation, owns and operates bulk storage and distribution terminals and,

WHEREAS, CUSTOMER desires to deliver Product to WESTWAY to be stored and handled at its terminal(s).

NOW, THEREFORE, in consideration of mutual covenants and agreements the parties agree to the general terms and conditions contained in the Statement of Terms and Conditions and to specific terms and conditions as specified in the Schedule I, all of which constitute the Agreement between the Parties.

1.   TERM OF CONTRACT

As specified in Schedule 1, attached hereto.

2.   MODIFICATIONS

No changes or modifications to the Statement of Terms and Conditions shall be effective unless reduced to writing and subscribed to by the parties hereto. Changes to the Schedule may be made by the parties at any time by any mutually acceptable means. No failure to insist upon compliance with any term or provision of the Agreement shall be considered a waiver, breach or cancellation of such provision or any other provision of the Agreement.

3.   NOTICES

Any or all notices required to be given under this Agreement shall be in writing and shall be deemed given when deposited in the United States mail, certified or registered, return receipt requested, addressed in the case of CUSTOMER (or such other address or addresses as either party may instruct the other in writing) to:

     SOUTH DAKOTA SOYBEAN PROCESSORS
     Attn. Dwayne Bauman
     P.O. Box 500
     Volga, SD 57071

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or in the case of WESTWAY, to:

     WESTWAY TERMINAL COMPANY INC.
     Attn:  Peter J.M. Harding
            President
     365 Canal Street, Suite 2900
     New Orleans, LA 70130-1 J 34

4.   ACCEPTANCE

Acceptance by CUSTOMER shill be acceptance of all terms and conditions recited herein or incorporated by reference. The person accepting this Agreement for WESTWAY and CUSTOMER each represent that he/she is duly authorized to obligate their respective firm to the terms hereof and to pay sums due or arising hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement, the "Master Agreement," as of the day and year first above written:

ACCEPTED                           ACCEPTED

SOUTH DAKOTA SOYBEAN PROCESSORS    WESTWAY TERMINAL COMPANY INC.

By /s/ CONNIE KELLY                By /s/ MICHAEL JOHNSON
   --------------------------         ----------------------------------------

Title  CFO                         Title  VICE PRESIDENT - SALES & MARKETING
   --------------------------           --------------------------------------

Date   1-29-02                     Date   JANUARY 2, 2002
   --------------------------           --------------------------------------

                                        2
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                        STATEMENT OF TERMS AND CONDITIONS

1. FACILITIES

1.01  FACILITIES TO BE FURNISHED BY WESTWAY

WESTWAY agrees to furnish storage tank(s), pipelines, pumps and/or other equipment (hereinafter known as "Facility") as more particularly described and for the specific locations as set forth in Schedule I which are now and will be attached hereto.

WESTWAY shall at all times retain operational control of the Facilities within its sole care and custody and maintain the same, at its expense, in good and safe working order and repair, performing all services in a safe and workmanlike manner and minimizing any hazards associated with the storage of CUSTOMER's Products.

WESTWAY agrees to have Facility completed and ready to accept delivery for storage and redelivery (as herein provided) of Product at the time and in the amounts specified in Schedule I. CUSTOMER shall have the right to inspect Facility prior to initial delivery of Product; it being assumed that Facility is satisfactory unless CUSTOMER shall otherwise timely notify WESTWAY in writing.

1.02    TANK USE AND CLEANING

As specified in Schedule 1 attached hereto.

1.03  ADDITIONAL EQUIPMENT

As specified in Schedule 1 attached hereto.

1.04  DOCK

As part of the Facility, WESTWAY shall make available to CUSTOMER at published rates existing loading docks and wharves servicing the terminal. The dock, being used by WESTWAY and others, is available on a "first come, first served' basis.

1.05  INSPECTION

WESTWAY hereby consents to an inspection by CUSTOMER's designated representatives of its entire site or the sites at which it may be providing storage or performing services hereunder on a periodic basis or on special occasions on a reasonable notice. WESTWAY shall make all reasonable efforts to make available to said representative of CUSTOMER during the inspection that person or persons knowledgeable in Terminal's policies and procedures governing the aspects of WESTWAY's operations relevant to the services rendered hereunder, including, but not limited to, maintenance, quality assurance, environmental, safety and loss prevention.

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2. PRODUCT HANDLING AND DOCUMENTATION

2.01  PRODUCT HANDLING

The Product shall be received, stored. and loaded by WESTWAY in accordance with WESTWAY's standard procedures which include receipt, storage and periodic sampling (As requested by CUSTOMER) of stored product, loading into each tank truck or other carrier and periodic inventory reporting.

Reasonable additional services will be supplied, necessary to accommodate CUSTOMER's requirements, at WESTWAY's regular rates and charges then in effect.

CUSTOMER shall be responsible for all charges incurred in engaging any carrier to effect delivery or dispatch of any Product and its suitability to perform the functions required, and WESTWAY shall be responsible only to receive or discharge the Product through its terminal lines from or to those carriers on vehicles, barges or equipment which, WESTWAY and CUSTOMER agree, WESTWAY is capable of and is equipped to service as specified in Schedule I.

2.02  SHIPPING AND RECEIVING PAPERS

For each shipment of Product WESTWAY will also make out the necessary shipping documents and will send one (1) copy along with the weight ticket and original bill of lading to CUSTOMER on a daily basis. WESTWAY will complete and forward to CUSTOMER the required documents for receipts of Product as soon as practicable after discharge.

3. OPERATIONS

3.01  HOURS OF WORK

Hours of operation shall be as specified in Schedule 1, hereto attached.

3.02  VESSEL DISCHARGE

Should Product be delivered to Facility by vessel or barge, CUSTOMER shall give the WESTWAY terminal five days advance notice of the expected arrival time. The Master of the vessel, his representative, or CUSTOMER shall give WESTWAY at least six (6) hours advance notice of the vessel's readiness to discharge cargo. If the vessel is ready to discharge and WESTWAY is ready to receive the cargo in less than six (6) hours after notice has been given, then discharge shall commence without further delay. WESTWAY's personnel will perform no work on the vessel. Vessel will pump Product to Facility at a rate of not less than 300 short tons per hour.

3.03  SCHEDULES

WESTWAY agrees to receive, store, and distribute Product at the rates and charges fixed as provided on Schedule I. Cost and expense incurred by reason of WESTWAY's delay in accepting discharge shall be borne by WESTWAY. However, there will be NO penalties for

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delays resulting from force majeure or mechanical breakdown of WESTWAY's equipment. WESTWAY will make all reasonable efforts to have such equipment repaired as soon as possible.

3.04  MAINTENANCE OF FACILITY

WESTWAY agrees to maintain Facility during the term of this Agreement and any extensions thereof. CUSTOMER agrees to maintain special facilities and equipment, which remain the property of CUSTOMER as provided in Section 1.03, or, at CUSTOMER's option, WESTWAY shall provide such maintenance at CUSTOMER's expense.

3.05  UTILITIES

WESTWAY shall supply utilities, such as electricity or heating, as required and as specified in the Schedule I.

4. DETERMINATION OF QUANTITY

Quantities of Product received into Facility shall be determined by gauging of the shore tanks made before and after delivery and calculated in gallons at 60(degree) Fahrenheit in accordance with standard gravity tables supplied by CUSTOMER.

WESTWAY may, at its option, determine the quantity of Product delivered to or from Facility by direct weighing of tank car or tank trucks, both empty and loaded, on certified scales. Weighing of tank cars and trucks shall be at CUSTOMER's expense.

WESTWAY will supply CUSTOMER with a monthly inventory of the Product. A month-end physical inventory shall be taken each month by WESTWAY. Any variances between the book record and the actual physical count shall be subject to an adjustment of fees as provided in Section 13.01. CUSTOMER has the right to participate in taking such physical inventory.

5. TITLE TO PRODUCT

Title to Product stored in Facility shall always remain with CUSTOMER and shall be held at CUSTOMER's risk. CUSTOMER must obtain bonding in the amount of $100,800.00 per six month term and renew said bond until CUSTOMER Product is completely removed from the tank. In the event that CUSTOMER is in breach hereof or fails to remove all Product from the Facility at termination of this Agreement, WESTWAY may execute and receive proceeds from said bond.

6. INDEPENDENT CONTRACTOR

Nothing contained herein shall create the relationship of joint venture, principle and agent or master and servant between CUSTOMER and WESTWAY and except for purposes of issuance of bills of lading pursuant to this Section 2.02 or for purposes of insuring payment of invoices as provided in Section 5, WESTWAY, in the performance of this Agreement, is not and shall not act or purport to act as the agent or employee of CUSTOMER, but is and shall act as an independent contractor. WESTWAY acknowledges that it is solely responsible for and solely in

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control of operations at the Facility; CUSTOMER shall not exercise any control over or direction of the manner in which WESTWAY performs the services called for under this Agreement.

7. QUALITY ASSURANCE

As specified in Schedule 1, attached hereto.

8. RESPONSIBILITY FOR PRODUCT

WESTWAY will be responsible for any loss of Product while in storage in excess of 1% of amount received. Overages and shortages shall be averaged against each other over each contract year of the Agreement and any shortages accounted for by WESTWAY to CUSTOMER at the end of each contract year. WESTWAY's liability for such loss is as per section 13.01.

CUSTOMER shall be responsible for the Product until it leaves the delivery carrier. WESTWAY's responsibility shall commence when Product is off-loaded into WESTWAY's Facility and continues until Product passes from the last flange into the shipping carrier. The amount of any Product lost due to leaks or destruction of tank cars or tank trucks during the loading or off-loading shall be borne by CUSTOMER.

WESTWAY shall not be responsible for change in quality, color, or condition of the Product stored or handled unless caused solely by WESTWAY's negligence. CUSTOMER shall indemnify and hold WESTWAY harmless, for any loss or damage incurred by reason of a delivery to Facility of any Product identified as Product, but is, in fact, of a different chemical composition, or if WESTWAY takes any action, without negligence on WESTWAY'S part, with respect thereto at the request or direction of CUSTOMER.

9. CHARGES AND PAYMENT

9.01      OTHER CHARGES

(a) CUSTOMER shall reimburse WESTWAY for all permits, licenses, etc. which may be required by any public or private agency particular to the storage and handling of CUSTOMER's Product at WESTWAY's Facilities, provided such costs do not exceed $1,500.00. If such costs exceed this amount, Section 17.01, paragraph 2, shall apply.

(b) Subject to the terms and conditions herein, CUSTOMER will pay WESTWAY for the cost to clean such tank(s) and dispose of residuals in the event CUSTOMER's use of the tank is discontinued and the tank becomes available, for use by WESTWAY to store other product or materials. Subject to the terms and conditions herein, if the tank(s) should require cleaning during the term of the contract, due to any cause other than WESTWAY's negligence, CUSTOMER will also pay all costs of such cleaning and disposal of residuals as specified in Schedule 1.

(c)       As specified in Schedule 1.

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9.02  INVOICES AND PAYMENTS

Invoices for throughput charges shall be rendered monthly by WESTWAY to CUSTOMER for the next contract month; such invoices will reflect the portion of the minimum annual throughput charge due to date. Monthly payments made in contract year must equal the greater of either actual throughput charge for contract year to date or so much of minimum annual throughput charge as is due to date; a charge for other services rendered in the contract month just ended will be added to monthly invoices. Payment shall be made within thirty (30) days from date of invoice. Invoices not paid timely shall bear interest of 1-1/2 percent per month (effective annual rate of 18%) (or the maximum legal rate permitted by law), whichever is less, from due date until paid and all costs of collection, including reasonable attorney's fees.

9.03  TERMINATION CHARGE

In the event, as reflected on Schedule I, occupancy of the premises on which its terminal is located is on the basis of lease from public or private authority then cancellation or termination of the lease shall automatically terminate and cancel this Agreement contemporaneously and WESTWAY shall have no liability to CUSTOMER arising out of such termination, nor shall CUSTOMER have any liability to WESTWAY arising therefrom.

10. ADJUSTMENT OF FEES

The warehousing charges listed in Schedule 1 will be adjusted annually at the beginning of each contract year by means of a formula using any increases or decreases in CPI values, all items, all consumers up to a limit of six (6%) percent annually.

The throughput rate for shipments made from the facility in excess of the minimum throughput would be adjusted in the same manner.

The steam charge shall be adjusted every three (3) months, if necessary, to reflect any increase or decrease in fuel rates provided that no increase shall be greater than fourteen (14%) percent annually.

WESTWAY reserves the right to revise truck weighing charges at the end of each contract year, limited to the extent WESTWAY can justify such adjusted weighing charge by documentary evidence up to 5% annually.

If requested, WESTWAY will submit evidence of new and old rates at time of escalation.

In the event that the services provided pursuant to this Agreement or the handling of CUSTOMER's Product shall be treated as, or result in, a taxable sale or use or, in the event this Agreement or the Product stored shall be subject to any ad valorem tax, all such taxes shall be borne by CUSTOMER invoiced as an added charge; and provided, however, that CUSTOMER shall have the fall right to contest the same at its cost and expense, with WESTWAY's reasonable assistance and cooperation, which WESTWAY shall not unreasonably refuse.

12. PRODUCT DOCUMENTATION

CUSTOMER agrees to provide to WESTWAY all information, documents, including current Material Safety Data Sheets for each Product, labels, placards, retained sample containers and other materials and data which are required by Federal or State statutes, ordinances, rules or regulations ("Regulations") relating to the Products stored under this Agreement and applicable Schedules. CUSTOMER further agrees to indemnify and hold harmless WESTWAY, and WESTWAY's agents, employees, officers and directors, from and against any fines, penalties, loss, damage or expense, including without limitation, reasonable legal fees, resulting from CUSTOMER's failure to provide or to make available to WESTWAY any information, documents, sample containers and materials as required by such Regulations, provided, however, that WESTWAY acted prudently in the face of such failure by CUSTOMER.

13. LIABILITY

13.01  EXTENT OF WESTWAY'S LIABILITY

Risk of loss of Product due to fire, storm or other casualty shall, remain with CUSTOMER to the extent the Product is covered by CUSTOMER'S all risk insurance coverage. WESTWAY shall be liable only for Product loss or damage in excess of percentage set forth in Section 8 where such excess loss is caused by WESTWAY's failure to use reasonable care in the safekeeping or handling of Product. WESTWAY's liability for such loss or damage is limited to CUSTOMER's lowest FOB Facility wholesale price during the contract year in which the loss occurred.

WESTWAY shall be responsible for all Facility deterioration resulting from storage of Product, as long as such Product is within specifications enumerated in the attached Schedules and delivered according to the terms and conditions of this Agreement. In the event WESTWAY's facilities are damaged or destroyed, WESTWAY may, at its option, rebuild such facilities so affected or substitute mutually agreeable facilities for CUSTOMER's Product within thirty (30) days at rates specified in Schedule I, throughout the remaining term of this Agreement.

13.02  EXTENT OF CUSTOMER'S LIABILITY

CUSTOMER shall be obligated to notify WESTWAY of any Product characteristics which may cause excess deterioration to Facilities beyond normal wear and tear. In addition to CUSTOMER's obligations pursuant to 17.01, should destruction, excess deterioration or serious damage occur requiring repair and/or replacement of tankage, equipment or facilities be required due to CUSTOMER'S failure to deliver the Product specified or to accurately inform WESTWAY of the Products hazards, CUSTOMER shall be liable for repair and/or replacement of such Facilities. In such event, CUSTOMER shall continue to be responsible for charges throughout the entire period of time required to complete such repair and/or replacement unless such repair and/or replacement exceeds a reasonable time frame as mutually agreed both parties prior to commencement of said repair and/or replacement.

14. FORCE MAJEURE

Should WESTWAY's Facilities be seriously damaged or destroyed or should the tank set aside to service CUSTOMER's Product be damaged or destroyed, WESTWAY shall be relieved, without incurring any liability to CUSTOMER, of all WESTWAY's obligations under this Agreement rendered impossible of performance by such destruction or damage. In such event or in the event Force Majeure is sustained by CUSTOMER, CUSTOMER shall at the same time be relieved of all obligations to pay all or the allocable part of any monthly rental and attributable other charges then in effect to the extent such failure to perform or such deficiency in making annual thruput payments is caused by, arises out of or is attributed to any cause reasonably beyond control of CUSTOMER, such as, but not limited to war; riot; explosion; flood; storm; earthquake; act of God; perils of the sea; labor disputes; sabotage; accident; embargo; breakage of machinery or apparatus; injunction; compliance with governmental order; or inability to obtain fuel; raw materials; labor; containers, or transportation difficulties preventing the manufacture or shipment of product or restriction imposed by CUSTOMER (any such cause being referred to as "Force Majeure"). Should any Force Majeure occur, the party experiencing the Force Majeure will promptly notify the other party of its existence, the reasons why and approximately how long a delay is expected.

15. DEFAULT BY EITHER PARTY

Should either party default at any time in the faithful performance and observance of the terms or conditions of this Agreement and should any such default continue for thirty (30) or more days after written notice thereof to the defaulting party, then, the non-defaulting party shall have the right to cancel and terminate this Agreement and to recover damages or seek any other relief which it may be entitled at law or in equity.

Should either party be adjudicated bankrupt or insolvent in an involuntary proceeding, or if such party shall have filed a petition for an arrangement of creditors under the bankruptcy laws or insolvency laws of any jurisdiction, or if a bankruptcy or insolvency proceeding is instituted against such party which is not set aside within thirty (30) days thereafter, then, in that event, such party shall be deemed to be in default of this Agreement, thereby entitling the other party hereto to treat this Agreement, in accordance with the foregoing, as being in default.

16. INDEMNITY AND INSURANCE COVERAGE

16.01  INDEMNITY

CUSTOMER shall indemnify and hold harmless WESTWAY and, at WESTWAY's request, defend WESTWAY and each of its officers, directors, employees and agents from and against any and all liability, suits, losses, demands, causes of action, fines, penalties, expense, including attorney's fees, and claims, WESTWAY may be caused to suffer or incur, including claim for bodily injury and property damage arising out of or in any manner connected with CUSTOMER's negligent acts or omissions or breaches of this Agreement or its failure to comply with applicable laws in the performance of its obligations, provided such claims, etc. are not caused by the negligence of WESTWAY.

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WESTWAY shall indemnify and hold harmless CUSTOMER and, at CUSTOMER's request, defend CUSTOMER and each of its officers, directors, employees and agents from and against any and all liability, suits, losses, demands, causes of action, fines, penalties, expense, including attorney's fees, and claims, CUSTOMER may be caused to suffer or incur, including claim for bodily injury including Employees of WESTWAY and property damage arising out of or in any manner connected with WESTWAY's negligent acts or omissions or breaches of this Agreement or its failure to comply with applicable laws is the performance of its obligations, provided such claims, etc. are not caused by the negligence of CUSTOMER. In no event shall WESTWAY or CUSTOMER be liable to the other for incidental or consequential damages, including, but not limited to, loss of profits, business opportunity, downtime costs, or claims of third parties other than claims by such parties for property damage or personal injury.

16.02  WESTWAY'S COVERAGE

WESTWAY shall maintain levels of insurance coverage during the term of this Agreement as provided:

Workers Compensation               Statutory
General Liability                  $1,000,000
Excess Liability                   $4,000,000

16.03  CUSTOMER'S COVERAGE

CUSTOMER will insure or self-insure all Product while in storage in terminal against damage by fire or other casualty and shall insure or self-insure all of its personnel and equipment while on WESTWAY's premises. Further, CUSTOMER shall carry liability insurance against loss or damage caused to any third party, including WESTWAY, its officers, employees and agents by its product or by its agents and/or employees in amounts not less than $3,000,000.00.

16.04  CERTIFICATES

Prior to the commencement of this Agreement, CUSTOMER and WESTWAY shall each furnish to the other a certificate(s) properly executed by the insurance carriers, showing all insurance required hereunder to be in force. Each certificate shall provide for ten (10) days written notice to such other party, prior to the cancellation of or any changes effecting same.

17.    REGULATORY COMPLIANCE

17.01  COMPLIANCE WITH LAW

WESTWAY warrants that, in rendering services to CUSTOMER, it will comply at all times with all applicable Federal, State and local laws, rules and regulations and shall obtain certificates, permits, documents, and authorizations required for the lawful operations of the terminal and the handling and storage of CUSTOMER's Product. WESTWAY agrees to indemnify and hold harmless CUSTOMER and CUSTOMER's agent, employees, officers and directors, for and against any fines, losses, damages or expenses, including without limitation, reasonable legal fees, resulting from WESTWAY's violation of such laws and/or regulations. CUSTOMER shall comply with all federal, state and other governmental laws, rules and regulations applicable to

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the ownership of Product and shall obtain all certificates, permits, documents and authorizations required for the lawful ownership of the Product

If any Federal, State or local laws, rules or regulations are hereafter amended, modified or supplemented so as to require alterations or additions to the Facility for the storage and handling of Product, WESTWAY shall inform CUSTOMER accordingly and shall submit to CUSTOMER an estimate of the costs of the required alterations or additions. CUSTOMER shall inform WESTWAY within fifteen
(15) days of its receipt of said notice and estimate, whether or not it will pay said costs. If CUSTOMER declines, and if the parties are unable to resolve the matter by mutual agreement, CUSTOMER shall remove all Product stored in the Facility within thirty (30) days after notifying WESTWAY that CUSTOMER will not assume the costs of such alterations or additions, and if terminated within the first four years of the contract, CUSTOMER will pay WESTWAY the termination charge set forth in Section 9.02 applicable at the time Product is removed from the tank.

WESTWAY shall promptly advise CUSTOMER by oral notice, followed by written communication, of any material environmental condition. By material environmental condition is meant receipt of notification of non-compliance with federal, state, or local environmental law, regulation, or statute which does or may present a significant or substantial hazard or threat to human health or the environment, or any occurrence which may significantly impair the operation of the Facility. The existence of a material environmental condition not promptly remedied shall be grounds for termination.

18. NONASSIGNABILITY

Neither party shall assign or transfer this Agreement or any of such party's right or obligations hereunder without the prior written consent of the other party, which shall not be unreasonably withheld.

19. CHOICE OF LAW: CONFLICT

This Agreement shall be governed by and construed according to the laws of the states in which the facilities employed to store CUSTOMER's Products have their physical situs.

In the event of conflict between the provisions of the Statement of Teams and Conditions and either the Master Agreement dated February 1, 2002, to which this Statement is appended or any associated Schedule(s) I, the latter shall govern.

ACCEPTED                             ACCEPTED

SOUTH DAKOTA SOYBEAN PROCESSORS      WESTWAY TERMINAL COMPANY INC.

By /s/ CONNIE KELLY                  By /s/ MICHAEL JOHNSON
   --------------------------           --------------------------------------

Title  CFO                           Title  VICE PRESIDENT - SALES & MARKETING
     ------------------------             ------------------------------------

Date   1-29-02                       Date   JANUARY 2, 2002
    -------------------------             ------------------------------------

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SCHEDULE I


                  TO SERVICE AGREEMENT BETWEEN SDSP AND WESTWAY
                             DATED: FEBRUARY 1, 2001

DATE: FEBRUARY 1, 2001                              EFFECTIVE: FEBRUARY 1, 2001


The operations, services and/or facilities contemplated in this Schedule shall be performed and/or provided in accordance with and shall be subject to the terms and conditions of the original Agreement dated February 1, 2001 except as specifically provided herein.

FACILITIES

The facilities as proposed in this Agreement, are located at Westway Terminal Company Inc.'s St. Paul, MN facility - 2225 Childs Road, St. Paul, MN 55106,
(651) 774-6600, (651) 774-0725 FAX.

WESTWAY shall supply SDSP with 1,500,000 gallons (Tank 2901) of maximum storage capacity for crude soybean oil. Subject tank last contained GMO (crude canola oil), and tank has been cleaned and available for inspection prior to entry of crude soybean oil.

PRODUCT INFORMATION AND DOCUMENTATION

(a)  PRODUCT INFORMATION

Product to be handled by WESTWAY is listed in this Schedule(s) and is attached to and by reference made part of the Agreement of DATE, between WESTWAY and SDSP. SDSP agrees the tanks shall be used ONLY for the storage of the Product specified in the Schedule(s). SDSP provides the following information as to this Product's properties. The obligations assumed by WESTWAY hereunder will be and shall remain contingent upon the accuracy of these representations:

          TECHNICAL NAME            -        Crude Soybean Oil
          TOXICITY                  -        No known toxic effect
          DENSITY lbs./gal          -        7.6 lbs./(U.S.) gal
          VAPOR PRESSURE            -        LESS THAN 0.1 mn hg @ 300(DEGREE)C
          FLASH POINT               -        GREATER THAN 175(DEGREE)C
          ODOR                      -        Mild characteristic
          CORROSITIVITY             -        None
          COLOR                     -        Golden

(b)  PRODUCT RECEIPT AND SHIPMENT

The Product will be received into terminal by tank cars and tank trucks. Product will be shipped by tank cars and tank truck.

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CHARGES

Monthly storage and handling - $16,800.00 per month, which shall include storage and thruput fees for the first 6,000,000 gallons per contract year.

Thruput in excess of 6,000,000 gallons per contract year will be charged at $5.00 per short ton.

SCHEDULE I - PAGE 2

Weighing Charge - $5.00 per each truck weighing (load-empty). $50.00 per each rail weighing (load-empty).

Steam Charge - $66.00 per hour to maintain or heat products.

Overtime, if required, shall be charged according to the following:

         Monday-Saturday            $60.00 per hour
         Sundays & Holidays         $75.00 per hour

If SDSP requests WESTWAY to perform services outside normal working hours, SDSP will reimburse WESTWAY the costs therefore, including payment of a minimum 4 hour "call in" time when applicable.

ACCEPTED                                     ACCEPTED

SOUTH DAKOTA SOYBEAN PROCESSORS, INC.        WESTWAY TERMINAL COMPANY INC.

By      /s/ Rodney Christianson              By       /s/ Peter J.M. Harding
   ----------------------------------           -------------------------------

Title         CEO                            Title President
      -------------------------------              ----------------------------

Date          2/9/01                         Date January 31, 2001
     --------------------------------             -----------------------------

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

Amendment 1

Title to Product stored in Facility shall always remain with SDSP and shall be held at SDSP's risk. SDSP must obtain bonding in the amount of $201,600 for the entire Lease period, and renew said bond until SDSP product is completely removed from the tank. In event that SDSP is in breach hereof or fails to remove all Product from Facility at termination of this Agreement WESTWAY may execute and receive proceeds for said bond.

SDSP agrees to continue to pay WESTWAY monthly lease payments until SDSP has completely removed all product from the tank.

Accepted

South Dakota Soybean Processors, Inc.

By     /s/ Connie Kelly
  ---------------------------------------------------

Title        CFO
     ------------------------------------------------

Date      3/20/01
    -------------------------------------------------



Accepted

WESTWAY TERMINAL COMPANY INC.

By        /s/ Dale
   --------------------------------------------------

Title   V.P. Facility Dev. & Engr.
      -----------------------------------------------

Date        3/20/01
     ------------------------------------------------

SCHEDULE II - TO SERVICE AGREEMENT NUMBER 14-503

                TO SERVICE AGREEMENT BETWEEN CUSTOMER AND WESTWAY

                             DATED: JANUARY 17, 2002

DATE: JANUARY 17, 2002                               EFFECTIVE: JANUARY 17, 2002

The operations, services and/or facilities contemplated in this Schedule shall be performed and/or provided in accordance with and shall be subject to the terms and conditions of the original Agreement dated February 1, 2002 except as specifically provided herein.

FACILITIES

The facilities as proposed in this Agreement, are located at Westway Terminal Company Inc.'s St. Paul facility - 2225 Childs Road, St. Paul, MN 55106, 651-774-6600, 651-774-0725 FAX.

WESTWAY to provide CUSTOMER with 1,500,000 gallons of maximum capacity.

TERM OF AGREEMENT

The Initial Term of this Agreement shall be for a minimum of one (1) year beginning with the first of the month following entry into the tank. The first mouth will be prorated. This Agreement shall continue year to year thereafter, provided however that either party may terminate the Agreement at the end of the Initial Term or at the end of any subsequent year by notifying the other party in writing at least ninety (90) days prior to the then current anniversary date.

PRODUCT INFORMATION AND DOCUMENTATION

(a)  Product Information

Product to be handled by WESTWAY is listed in this Schedule(s) and is attached to and by reference made part of the Agreement of January 17, 2002, between WESTWAY and CUSTOMER. CUSTOMER agrees the tanks shall be used ONLY for the storage of the Product specified in the Schedule(s). CUSTOMER provides the follow information as to this Product's properties. The obligations assumed by WESTWAY hereunder will be and shall remain contingent upon the accuracy of these representations:

             TECHNICAL NAME              Crude Soybean Oil
             TOXICITY                    No known toxic effect
             DENSITY lbs./gal            7.6 lbs./(U.S.) gal
             VAPOR PRESSURE              LESSER THAN 0.1 mn hg @ 300 DEG. C
             FLASH POINT                 GREATER THAN 175 DEG. C
             ODOR                        Mild characteristic
             CORROSITIVITY               None
             COLOR                       Golden

(b)  PRODUCT RECEIPT AND SHIPMENT

The Product will be received into terminal by rail cars or tank trucks. Product will be shipped by rail cars, tank trucks or barges.

SCHEDULE II - PAGE 2

CHARGES

(1) WAREHOUSING. The Monthly Warehousing Charge shall be $16,800.00 per month which includes In/Out storage. In consideration of thin charge (exclusive of additional charges set forth below), WESTWAY agrees to handle a Prepaid Throughput (as hereinafter defined) up to and including 22,950 short tons (outbound) of commodity per contract period into the Tank(s) from rail cars or tank trucks, and out of the Tanks) to rail cars, tank trucks and barges. Determination of all throughput handled shall be made when commodity enters the Tank(s).

(2) EXCESS THROUGHPUT. There shall be an additional charge of $5.00 for each short ton handled into the Tank(s) in excess of 22,950 short tons contract period.

(3) HOLDOVER. Should any commodity remain in the Tank(s) beyond the termination of the agreement, Customer shall remain obligated to all of the terms and conditions set forth in the agreement and, in addition, shall be obligated to pay an additional charge equal to the current daily rate then in effect plus a 20% premium per day until all commodity and waste is removed. Should Westway incur any charges or liability to other parties as a result of Customer's commodity or waste in the Tank(s), Customer shall be responsible for all such charges or liability.

(4)     MODES.            Inbound       Rail Car, Tank Track
                          Outbound      Rail Car, Tank Truck or Barge

It is recommended that all shipments be coordinated with the Terminals "Customer Service Department".

(5) HEATING. If applicable, and heating is required for this product, steam is charged at $72.60 per hour.

(6) NITROGEN. If applicable, CUSTOMER will be charged for the actual cost of nitrogen used, plus 15 %.

(7) AFTER HOURS TANK TRUCKS. All tank cars, vessels and tank trucks handled outside of Regular Terminal Operating hours, as defined in Paragraph E. below, agreed to by WESTWAY and involving call-out, shall be charged per the "Additional Services" paragraph, with a minimum of four (4) hours per overtime operation.

(8) STORAGE OF TANK CARS. If applicable, WESTWAY agrees to store tank cars free of charge for the first five days; thereafter there shall be a charge of the prevailing rate. The current rate is $25.00 per tank car per day.

(9) RAILROAD CHARGES. Any charges assessed against CUSTOMER's tank cars by any railroad serving the Terminal shall be for CUSTOMER's account.

(10) WEIGHING CHARGES. Truck weighing shall be provided at the rate of $5.00 per weigh (load/empty). Rail car weighing shall be provided at the rate of $50.00 per weigh (load/empty).

(11) STRIPPING. Should CUSTOMER request to empty the tank and pipeline system other than for termination of this Agreement, WESTWAY shall charge CUSTOMER per the "Additional Services" paragraph for this operation.

(12) BOOMING CHARGE. If applicable, CUSTOMER shall pay any charge incurred by WESTWAY to boom vessels or barges during marine transfers of commodities when such booming is required by law or regulation.

SCHEDULE II - PAGE 3

(13) THROUGHPUT OR WHARFAGE CHARGES. If applicable, commodity throughput fees and or Wharfage/Dockage fees as assessed against WESTWAY by the Port Authority for the throughput of CUSTOMER's commodity shall be billed back to CUSTOMER at WESTWAY's cost.

(14) LABORATORY FEES AND SERVICE. Sampling or testing services shall be charged per the current rates for inspection services. If WESTWAY contracts with another party to perform laboratory services, all fees shall be billed to CUSTOMER at WESTWAY's cost plus 15%. Samples can be taken at the CUSTOMER's request, the charge for sampling is $25.00 per sample.

        WESTWAY'S LIABILITY FOR SAMPLING AND TESTING SERVICES IS LIMITED TO THE CHARGE FOR THE SERVICE PROVIDED. WESTWAY SHALL IN NO EVENT BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES.

(15)    ADDITIONAL SERVICES:

        (a) For any service or function not specifically provided for in the agreement, requested by CUSTOMER and agreed to by WESTWAY, there shall be a charge equal to the sum of cost of materials used if any, and charges made by contracted services, if any, plus 15% of said sum; plus either (i) the prevailing rate per man-hour involved, if such unspecified work is performed during regular operating hours, and (ii) the prevailing rate per man hour involved, if such work is performed during overtime hours. The current rates for these services are $60.00 (Monday - Saturday) and $75.00 (Sundays and Holidays).

        (b) Overtime: There shall be an additional charge of the prevailing rate per man-hour involved for service provided in the agreement performed during overtime hours when requested by CUSTOMER and agreed to by WESTWAY. The current rate for this service is $60.00 (Monday-Saturday) and $75.00 (Sundays and Holidays) respectively.

TERMINAL OPERATING HOURS

WESTWAY shall perform the services set forth in this Agreement during normal working hours, except that WESTWAY shall have its facilities and personnel available for operations twenty-four (24) hours per day, seven (7) days per week, including holidays. WESTWAY requires that reasonable notice be provided to the terminal when overtime is requested. Costs incurred by WESTWAY in having workmen stand by outside normal working hours shall be reimbursed to WESTWAY by CUSTOMER. Any work performed outside of normal working hours shall be subject to overtime at rates specified on Schedule I and may be subject to a minimum "call-in" time equal to four hours per man.

Normal working hours for facility for the purpose of this Agreement are defined as follows:

        Monday through Friday: 8:00 a.m. to 4:00 p.m.
        CLOSED: Saturdays, Sundays and Holidays (or days on which they are celebrated)

The above normal working hours are subject to change upon thirty (30) days notice by WESTWAY to CUSTOMER, except that in no case shall normal working hours be changed to less than forty (40) hours per week unless otherwise agreed.

SCHEDULE II - PAGE 4

TANK CLEANING CHARGES

Upon exiting tankage, or as specified in section 9.01 (b), CUSTOMER will contract a WESTWAY approved tank cleaner to satisfactorily strip and clean the subject tanks) and pipelines to a water-white condition suitable for the storage and handling of specialty chemicals. Should commodity have a Reid vapor pressure of more than 2.6 psi, tank must be degassed prior to tank cleaning. ALL COSTS ASSOCIATED WITH THE TANK CLEANING PROCESS, INCLUDING DEGASSING IF NECESSARY, WILL BE PAID DIRECTLY BY CUSTOMER. Tank and pipeline cleaning schedules to be coordinated with terminal operations department. CUSTOMER's designated representative may witness tank cleaning process. Final acceptability of tank condition will be determined by WESTWAY or its designated representative. Alternatively, WESTWAY will arrange for tank cleaning and CUSTOMER will be charged at cost plus fifteen percent (15%).

QUALITY ASSURANCE

WESTWAY, if requested by CUSTOMER, will take one sample from each shipment out of Facility and retain such properly identified sample for a period of thirty
(30) days and disposed of by WESTWAY at a permitted Facility at CUSTOMER's costs unless CUSTOMER shall otherwise request in writing.

ACCEPTED                               ACCEPTED

SOUTH DAKOTA SOYBEAN PROCESSORS        WESTWAY TERMINAL COMPANY INC.

By     /s/ CONNIE KELLY                By     /s/ WAYNE DRIGGERS
       --------------------------             ----------------------------------

Title  CFO                             Title  VICE PRESIDENT - SALES & MARKETING
       --------------------------             ----------------------------------

Date   1-29-02                         Date   JANUARY 17, 2002
       --------------------------             ----------------------------------

SCHEDULE III - TO SERVICE AGREEMENT NUMBER 14-503

                TO SERVICE AGREEMENT BETWEEN CUSTOMER AND WESTWAY

                             DATED: JANUARY 17,2002

DATE: JANUARY 17, 2002                              EFFECTIVE: JANUARY 17, 2002

The operations, services and/or facilities contemplated in this Schedule shall be performed and/or provided in accordance with and shall be subject to the terms and conditions of the original Agreement dated February 1, 2002 except as specifically provided herein.

FACILITIES

The facilities as proposed in this Agreement, are located at Westway Terminal Company Inc.'s St. Paul facility - 2225 Childs Road, St. Paul, MN 55106, 651-774-6600, 651-774-0725 FAX

WESTWAY to provide CUSTOMER with 840,000 gallons of maximum capacity.

TERM OF AGREEMENT

The Initial Term of this Agreement shall be for a minimum of one (1) year beginning with the first of the month following entry into the tank. The first month will be prorated. This Agreement shall continue year to year thereafter, provided however that either party may terminate the Agreement at the end of the Initial Term or at the end of any subsequent year by notifying the other party in writing at least ninety (90) days prior to the then current anniversary date.

PRODUCT INFORMATION AND DOCUMENTATION

(a)  Product Information

Product to be handled by WESTWAY is listed in this Schedule(s) and is attached to and by reference made part of the Agreement of January 17, 2002, between WESTWAY and CUSTOMER. CUSTOMER agrees the tanks shall be used ONLY for the storage of the Product specified in the Schedule(s). CUSTOMER provides the following information as to this Product's properties. The obligations assumed by WESTWAY hereunder will be and shall remain contingent upon the accuracy of these representations:

                  TECHNICAL NAME         Crude Soybean Oil
                  TOXICITY               No known toxic effect
                  DENSITY lbs./gal       7.6 lbs./(U.S.) gal
                  VAPOR PRESSURE         LESSER THAN 0.1 mn hg @ 300 DEG.C
                  FLASH POINT            GREATER THAN 175 DEG.C
                  ODOR                   Mild characteristic
                  CORROSITIVITY          None
                  COLOR                  Golden

(b)  PRODUCT RECEIPT AND SHIPMENT

The Product will be received into terminal by rail cars or tank trucks. Product will be shipped by rail cars, tank trucks or barges.

SCHEDULE III - PAGE 2

CHARGES

(1) WAREHOUSING. The Monthly Warehousing Charge shall be $9,400,00 per month which includes In/Out storage. In consideration of this charge (exclusive of additional charges set forth below), WESTWAY agrees to handle a Prepaid Throughput (as hereinafter defined) up to and including, 12,852 short tons (outbound) of commodity per contract period into the Tank(s) from rail cars or tank trucks, and out of the Tank(s) to rail cars, tank trucks and barges. Determination of all throughput handled shall be made when commodity enters the Tank(s).

(2) EXCESS THROUGHPUT. There shall be an additional charge of $5.00 for each short ton handled into the Tank(s) in excess of 12,852 short tons per contract period.

(3) HOLDOVER. Should any commodity remain in the Tanks) beyond the termination of the agreement, Customer shall remain obligated to all of the terms and conditions set forth in the agreement and, in addition, shall be obligated to pay an additional charge equal to the current daily rate then in effect plus a 20% premium per day until all commodity and waste is removed. Should Westway incur any charges or liability to other parties as a result of Customer's commodity or waste in the Tank(s), Customer shall be responsible for all such charges or liability.

(4)     MODES.            Inbound       Rail Car, Tank Truck
                          Outbound      Rail Car, Tank Truck or Barge

        It is recommended that all shipments be coordinated with the Terminals "Customer Service Department".

(5) HEATING. If applicable, and heating is required for this product, steam is charged at $72.60 per hour.

(6) NITROGEN. If applicable, CUSTOMER will be charged for the actual cost of nitrogen used, plus 15%.

(7) AFTER HOURS TANK TRUCKS. All tank cars, vessels and tank trucks handled outside of Regular Terminal Operating hours, as defined in Paragraph E. below, agreed to by WESTWAY and involving call-out, shall be charged per the "Additional Services" paragraph, with a minimum of four (4) hours per overtime operation.

(8) STORAGE OF TANK CARS. If applicable, WESTWAY agrees to store tank cars free of charge for the first five days; thereafter there shall be a charge of the prevailing rate. The current rate is $25.00 per tank car per day.

(9) RAILROAD CHARGES. Any charges assessed against CUSTOMER's tank cars by any railroad serving the Terminal shall be for CUSTOMER'S account.

(10) WEIGHING CHARGES. Truck weighing shall be provided at the rate of $5.00 per weigh (load/empty). Rail car weighing shall be provided at the rate of $50.00 per weigh (load/empty).

(11) STRIPPING. Should CUSTOMER request to empty the tank and pipeline system other than for termination of this Agreement, WESTWAY shall charge CUSTOMER per the "Additional Services" paragraph for this operation.

(12) BOOMING CHARGE. If applicable, CUSTOMER shall pay any charge incurred by WESTWAY to boom vessels or barges during marine transfers of commodities when such booming is required by law or regulation.

SCHEDULE III - PAGE 3

(13) THROUGHPUT OR WHARFAGE CHARGES. If applicable, commodity throughput fees and or Wharfage/Dockage fees as assessed against WESTWAY by the Port Authority for the throughput of CUSTOMER's commodity shall be billed back to CUSTOMER at WESTWAY's cost.

(14) LABORATORY FEES AND SERVICE. Sampling or testing services shall be charged per the current rates for inspection services. If WESTWAY contracts with another party to perform laboratory services, all fees shall be billed to CUSTOMER at WESTWAY's cost plus 15%. Samples can be taken at the CUSTOMER's request, the charge for sampling is $25.00 per sample.

        WESTWAY'S LIABILITY FOR SAMPLING AND TESTING SERVICES IS LIMITED TO THE CHARGE FOR THE SERVICE PROVIDED. WESTWAY SHALL IN NO EVENT BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES.

(15)    ADDITIONAL SERVICES:

        (a) For any service or function not specifically provided for in the agreement, requested by CUSTOMER and agreed to by WESTWAY, there shall be a charge equal to the sum of cost of materials used if any, and charges made by contracted services, if any, plus 15% of said sum; plus either (i) the prevailing rate per man hour involved, if such unspecified work is performed duties regular operating hours, and (ii) the prevailing rate per man-hour involved, if such work is performed during overtime hours. The current rates for these services are $60.00 (Monday - Saturday) and $75.00 (Sundays and Holidays).

        (b) Overtime: There shall be an additional charge of the prevailing rate per man-hour involved for service provided in the agreement performed during overtime hours when requested by CUSTOMER and agreed to by WESTWAY. The current rate for this service is $60.00 (Monday-Saturday) and $75.00 (Sundays and Holidays) respectively.

TERMINAL OPERATING HOURS

WESTWAY shall perform the services set forth in this Agreement during normal working hours, except that WESTWAY shall have its facilities and personnel available for operations twenty-four (24) hours per day, seven (7) days per week, including holidays. WESTWAY requires that reasonable notice be provided to the terminal when overtime is requested. Costs incurred by WESTWAY in having workmen stand by outside normal working hours shall be reimbursed to WESTWAY by CUSTOMER. Any work performed outside of normal working hours shall be subject to overtime at rates specified on Schedule I and may be subject to a minimum "call-in" time equal to four hours per man.

Normal working hours for Facility for the purpose of this Agreement are defined as follows:

        Monday through Friday: 8:00 a. m. to 4:00 p.m.
        CLOSED; Saturdays, Sundays and Holidays (or days on which they are celebrated)

The above normal working hours are subject to change upon thirty (30) days notice by WESTWAY to CUSTOMER, except that in no case shall normal working hours be changed to less than forty (40) hours per week unless otherwise agreed.

SCHEDULE III - PAGE 4

TANK CLEANING CHARGES

Upon exiting tankage, or as specified in section 9.01 (b), CUSTOMER will contract a WESTWAY approved tank cleaner to satisfactorily strip and clean the subject tank(s) and pipelines to a water-white condition suitable for the storage and handling of specialty chemicals. Should commodity have a Reid vapor pressure of more than 2.6 psi, tank must be degassed prior to tank cleaning. ALL COSTS ASSOCIATED WITH THE TANK CLEANING PROCESS, INCLUDING DEGASSING IF NECESSARY, WILL BE PAID DIRECTLY BY CUSTOMER. Tank and pipeline cleaning schedules to be coordinated with terminal operations department. CUSTOMER's designated representative may witness tank cleaning process. Final acceptability of tank condition will be determined by WESTWAY or its designated representative. Alternatively, WESTWAY will arrange for tank cleaning and CUSTOMER will be charged at cost plus fifteen percent (15 %).

QUALITY ASSURANCE

WESTWAY, if requested by CUSTOMER, will take one sample from each shipment out of Facility and retain such properly identified sample for a period of thirty
(30) days and disposed of by WESTWAY at a permitted Facility at CUSTOMER's costs unless CUSTOMER shall otherwise request in writing.

ACCEPTED                                ACCEPTED


SOUTH DAKOTA SOYBEAN PROCESSORS       WESTWAY TERMINAL COMPANY INC.

By /s/ CONNIE KELLY                   By /s/ WAYNE DRIGGERS
   ---------------------------------     --------------------------------------

Title  CFO                            Title  VICE PRESIDENT - SALES & MARKETING
       -----------------------------         ----------------------------------

Date   1-29-02                        Date   JANUARY 17, 2002
       -----------------------------         ----------------------------------